Exhibit 99.1

Progyny, Inc. Announces Fourth Quarter 2025 Results
Reports Revenue of $318.4 Million, Reflecting Fourth Quarter Growth of 6.7% and 10% for the Full Year
Generated Record $210.2 Million in Full Year Operating Cash Flow
Returned Value to Shareholders Through Repurchase of Approximately 6.5 Million Shares To Date Under Recent Authorization
Issues Financial Guidance for 2026, Reflecting Tenth Consecutive Year of Revenue Growth

NEW YORK, February 26, 2026 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a global leader in women's health and family building solutions, today announced its financial results for the three- and twelve-month periods ended December 31, 2025 (“the fourth quarter of 2025” and "the full year", respectively), as compared to the three- and twelve-month periods ended December 31, 2024 (“the fourth quarter of 2024” and “the prior year period”, respectively).

“We're pleased to report that 2025 ended strongly, concluding a record year for Progyny, one in which we achieved our highest ever levels of full year revenue, Adjusted EBITDA, and operating cash flow,” said Pete Anevski, Chief Executive Officer of Progyny. “These results reflect how our model provides us with the ability to both expand the business while simultaneously investing for future growth. As 2026 begins, we're excited for the significant opportunities ahead as we continue to expand our presence with large self-insured employers, both in the US and globally, while also launching our newest program for the fully insured market.”

“The fourth quarter and full year results reflect strong revenue growth and margin expansion,” said Mark Livingston, Progyny’s Chief Financial Officer. “Under our latest share repurchase program, we acquired more than 3.3 million shares during the fourth quarter, and approximately 6.5 million shares to date, returning approximately $160 million in capital to our shareholders.”

Fourth Quarter and Full Year 2025 Highlights:

(unaudited; in thousands, except per share amounts)	4Q 2025	4Q 2024	FY 2025	FY 2024
Revenue	$318,403	$298,431	$1,288,661	$1,167,221

Gross Profit	$76,881	$63,432	$304,484	$253,363
Gross Margin	24.1%	21.3%	23.6%	21.7%
Net Income	$12,485	$10,532	$58,520	$54,336

Net Income per Diluted Share[1]	$0.14	$0.12	$0.65	$0.57

Adjusted Earnings per Diluted Share[2]	$0.48	$0.42	$1.89	$1.64

Adjusted EBITDA[2]	$51,388	$47,514	$222,092	$198,760
Adjusted EBITDA Margin[2]	16.1%	15.9%	17.2%	17.0%
1.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options, restricted stock units, warrants to purchase common stock, and shares issuable under the employee stock purchase plan.
2.Adjusted Earnings per Diluted Share, Adjusted EBITDA, and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). Please see Annex A of this press release for a reconciliation of Adjusted net income to net income, and Adjusted EBITDA to net income, the most directly comparable financial measures stated in accordance with GAAP for each of the periods presented. We calculate Adjusted Earnings per Diluted Share as net income per diluted share excluding the impact of Stock-based compensation, adjusted for the impact of taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
4th Quarter
Revenue was $318.4 million, a 6.7% increase as compared to the $298.4 million reported in the fourth quarter of 2024, primarily as a result of the increase in our number of clients and covered lives. As previously disclosed, a large client did not renew its services agreement for 2025, though it provided for an extended transition period over the first half of 2025 for members meeting certain criteria. There was no contribution from this client in the fourth quarter of 2025, and excluding the $35.9 million of revenue from this client in the fourth quarter of 2024, revenue increased 21%.

•Fertility benefit services revenue was $208.6 million, an 11% increase from the $187.5 million reported in the fourth quarter of 2024.
•Pharmacy benefit services revenue was $109.8 million, a 1.1% decrease as compared to the $111.0 million reported in the fourth quarter of 2024.

Gross profit was $76.9 million, a 21% increase from the $63.4 million reported in the fourth quarter of 2024, primarily due to the higher revenue. Gross margin was 24.1%, as compared to the 21.3% reported in the prior year period primarily due to ongoing efficiencies realized in the delivery of our care management services.

Net income was $12.5 million, or $0.14 income per diluted share, as compared to the $10.5 million, or $0.12 income per diluted share, reported in the fourth quarter of 2024. The higher net income was due primarily to a lower provision for income taxes.

Adjusted EBITDA was $51.4 million, an increase of 8.2% as compared to the $47.5 million reported in the fourth quarter of 2024, as the higher gross profit more than offset increased investments to expand the platform and integrate recent acquisitions. Adjusted EBITDA margin was 16.1% as compared to the 15.9% Adjusted EBITDA margin in the fourth quarter of 2024. Refer to Annex A for a reconciliation of Adjusted EBITDA to net income.

Full Year
Revenue was $1,288.7 million, a 10% increase as compared to the $1,167.2 million reported in the prior year period, primarily as a result of the increase in our number of clients and covered lives. Excluding the $48.5 million and $136.1 million of revenue in 2025 and 2024, respectively, from the client under the previously disclosed transition of care agreement, revenue increased 20%.
•Fertility benefit services revenue was $830.9 million, a 14% increase from the $729.6 million reported in the prior year period.
•Pharmacy benefit services revenue was $457.7 million, a 4.6% increase as compared to the $437.7 million reported in the prior year period.

Gross profit was $304.5 million, an increase of 20% from the $253.4 million reported in the prior year period, primarily due to the higher revenue. Gross margin was 23.6% as compared to the 21.7% reported in the prior year period primarily due to ongoing efficiencies realized in the delivery of our care management services.

Net income was $58.5 million, or $0.65 income per diluted share, an increase of $4.2 million as compared to the net income of $54.3 million, or $0.57 income per diluted share, reported in the prior year period. The higher net income was due primarily to the higher operating profit, which was partially offset by lower interest and other income, net, and a higher provision for income taxes.

Adjusted EBITDA was $222.1 million, an increase of 12% as compared to the $198.8 million reported in the prior year period. Adjusted EBITDA margin was 17.2%, as compared to the 17.0% Adjusted EBITDA margin in the prior year period. Refer to Annex A for a reconciliation of Adjusted EBITDA to net income, as well as the calculation of Adjusted EBITDA margin on incremental revenue in 2025.

Cash Flow
Net cash provided by operating activities in 2025 was $210.2 million, as compared to $179.1 million provided by operating activities in the prior year period. Net cash provided by operating activities for the fourth quarter of 2025 was $54.2 million, compared to $52.2 million provided by operating activities in the fourth quarter of 2024. Cash flow reflects the timing impact of certain working capital items in both periods.

Balance Sheet and Financial Position
As of December 31, 2025, the Company had total working capital of approximately $349.4 million and no debt. This included cash and cash equivalents and marketable securities of $310.1 million, a decrease of $35.1 million from the balances as of September 30, 2025 due principally to share repurchase activity during the quarter. The Company's $200 million revolving credit facility remains undrawn and the Company has no planned use for the facility at this time.

Share Repurchase Activity
During the fourth quarter of 2025, the Company purchased 3,301,596 shares of its common stock for $83.6 million through its November 2025 share repurchase program, which provided for a total authorization of $200 million. To date, the Company has purchased approximately 6.5 million shares of its common stock in the program, and more than $40 million remains available under the existing authorization.

Key Metrics
The Company had 555 fertility and family building clients as of December 31, 2025, as compared to 473 clients as of December 31, 2024.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
ART Cycles*	15,927	15,839	65,006	61,114
Utilization – All Members**	0.54%	0.55%	1.32%	1.31%
Utilization – Female Only**	0.48%	0.48%	1.04%	1.07%
Average Members***	6,707,000	6,471,000	6,719,000	6,404,000
* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing. Includes ART cycles performed in the first half of 2025 under the extended transition of care agreement with the large client who did not renew its services agreement.
** Represents the member utilization rate for all fertility and family building services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods. Utilization for 2025 excludes activity under the extended transition of care agreement ending June 30, 2025 with the large client who did not renew its services agreement, as only members meeting certain criteria were eligible to use the benefit.
*** Includes approximately 300,000 members from a single client who are not reflected in utilization as a result of the client's chosen benefit design. 2025 excludes the limited number of members who were eligible to use the benefit under the extended transition of care agreement ending June 30, 2025 with the large client who did not renew its services agreement.
Financial Outlook
Substantially all of the clients added in the most recent selling season have already launched their benefit, with a handful expected to do so over the coming months. Once all new clients are live in 2026, the Company anticipates having approximately 600 clients, representing an estimated 7.2 million covered lives.

“As the first quarter begins, member activity continues to remain healthy. Even so, the 2026 guidance ranges we are issuing today reflect the potential for variability in member engagement, which is consistent with the approach we've been following for well over a year,” said Mr. Anevski.

The Company is providing the following financial guidance for the full year period ending December 31, 2026 and the three-month period ending March 31, 2026:

•Full Year 2026 Outlook:
oRevenue is now projected to be $1.355 billion to $1.405 billion, reflecting growth of 5.1% to 9.0%; excluding the $48.5 million of revenue in 2025 from the large client who was under a transition agreement in the first half of 2025, revenue is expected to increase by 9.3% to 13.3%
oNet income is projected to be $95.4 million to $106.1 million, or $1.10 to $1.22 per diluted share, on the basis of approximately 87 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $224.0 million to $239.0 million
oAdjusted earnings per diluted share1 is projected to be $1.83 to $1.95

•First Quarter of 2026 Outlook:

oRevenue is projected to be $319.0 million to $332.0 million, reflecting growth of (1.6)% to 2.5%; excluding the $31.3 million of revenue in 2025 from the large client under a transition agreement, revenue is expected to increase by 9.0% to 13.4%
oNet income is projected to be $20.8 million to $23.7 million, or $0.24 to $0.27 per diluted share, on the basis of approximately 87 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $51.0 million to $55.0 million
oAdjusted earnings per diluted share1 is projected to be $0.42 to $0.45

1.Adjusted EBITDA and Adjusted earnings per diluted share are financial measures that are not required by, or presented in accordance with, GAAP. Please see Annex A of this press release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income and Adjusted net income to net income, the most directly comparable financial measures stated in accordance with GAAP, for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today, February 26, 2025, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until March 5, 2025 at 11:59 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a global leader in women's health and family building solutions, trusted by the nation's leading employers, health plans and benefit purchasers. We envision a world where everyone can realize their dreams of family and ideal health. Our outcomes prove that comprehensive, inclusive and intentionally designed solutions simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with concierge support, coaching, education, and digital tools; provides access to a premier network of fertility and women's health specialists who use the latest science and technologies; drives optimal clinical outcomes; and reduces healthcare costs.

Headquartered in New York City, Progyny has been recognized for its leadership and growth as a TIME100 Most Influential Company, CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Forbes' Best Employers, Financial Times Fastest Growing Companies, INC. 5000, INC. Power Partners and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our financial outlook for the first quarter and full year 2026, including the impact of our sales season and client launches; our anticipated number of clients and covered lives for 2026; our expected utilization rates and average revenue per utilizing member; the demand for our solutions; our positioning to successfully manage economic uncertainty on our business; the timing of client decisions; our ability to retain existing clients and acquire new clients; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues, ” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability; unfavorable conditions in our industry or the United States economy; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the changing medical landscape, regulations, and client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; risks related to any litigation against us; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain our pharmacy distribution network if there is a disruption to our network or its associated supply chains; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to our business with government entities; our ability to protect our intellectual property rights; risks related to acquisitions, strategic investments, or partnerships; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting; and our ability to adapt and respond to the changing SEC or stakeholder expectations regarding environmental, social and governance practices. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent reports that we file with the SEC, which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including interest and other income, net; and (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; interest and other income, net; and provision for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We calculate Adjusted EBITDA margin on incremental revenue as incremental Adjusted EBITDA in 2025 divided by incremental revenue in 2025. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the associated impact of taxes. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Alexis Ford
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$112,238	$162,314
Marketable securities	197,858	65,640
Accounts receivable, net of $55,659 and $56,355 of allowances at December 31, 2025 and 2024, respectively	220,287	235,324
Prepaid expenses and other current assets	21,392	9,443
Total current assets	551,775	472,721
Property and equipment, net	29,927	12,383
Operating lease right-of-use assets	24,990	17,251
Goodwill	19,978	15,534
Intangible assets, net	6,216	1,303
Deferred tax assets, net	93,013	84,933
Other noncurrent assets	16,536	2,977
Total assets	$742,435	$607,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$124,071	$95,097
Accrued expenses and other current liabilities	78,320	73,530
Total current liabilities	202,391	168,627
Operating lease noncurrent liabilities	24,000	16,413
Total liabilities	226,391	185,040
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; at December 31, 2025 and 2024, respectively; 99,049,485 and 97,692,891 shares issued; 83,365,696 and 85,310,698 outstanding at December 31, 2025 and 2024, respectively	9	9
Additional paid-in capital	700,785	581,596
Treasury stock, at cost, $0.0001 par value; 16,299,769 and 12,998,173 shares at December 31, 2025 and 2024, respectively	(388,075)	(303,889)
Accumulated earnings	202,827	144,307
Accumulated other comprehensive income	498	39
Total stockholders’ equity	516,044	422,062
Total liabilities and stockholders’ equity	$742,435	$607,102

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$318,403	$298,431	$1,288,661	$1,167,221
Cost of services	241,522	234,999	984,177	913,858
Gross profit	76,881	63,432	304,484	253,363
Operating expenses:
Sales and marketing	17,987	15,616	72,113	63,948
General and administrative	43,672	32,029	147,094	121,960
Total operating expenses	61,659	47,645	219,207	185,908
Income from operations	15,222	15,787	85,277	67,455
Interest and other income, net	2,632	1,871	10,155	15,747
Income before income taxes	17,854	17,658	95,432	83,202
Provision for income taxes	5,369	7,126	36,912	28,866
Net income	$12,485	$10,532	$58,520	$54,336
Net income per share:
Basic	$0.15	$0.12	$0.68	$0.59
Diluted	$0.14	$0.12	$0.65	$0.57
Weighted-average shares used in computing net income per share:
Basic	85,232,403	85,809,325	85,651,721	91,481,995
Diluted	89,464,571	88,914,595	89,861,843	95,448,357

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$58,520	$54,336
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax benefit	(8,115)	(10,456)
Non-cash interest expense	434	—
Depreciation and amortization	4,948	3,175
Loss on disposal of property and equipment	79	1,414
Stock-based compensation expense	131,867	128,130
Bad debt expense	20,526	16,396
Net accretion of discounts on marketable securities	(866)	(2,115)
Changes in operating assets and liabilities:
Accounts receivable	(5,117)	(9,874)
Prepaid expenses and other current assets	(11,947)	18,018
Accounts payable	28,752	(30,268)
Accrued expenses and other current liabilities	417	9,924
Other noncurrent assets and liabilities	(9,306)	425
Net cash provided by operating activities	210,192	179,105

INVESTING ACTIVITIES
Purchase of property and equipment, net	(18,410)	(5,405)
Purchase of marketable securities	(354,964)	(170,339)
Sale of marketable securities	223,701	376,840
Acquisition of business, net of cash acquired	(9,340)	(5,304)
Net cash (used in) provided by investing activities	(159,013)	195,792

FINANCING ACTIVITIES
Repurchase of common stock	(81,657)	(300,278)
Proceeds from exercise of stock options	86	1,099
Issuance costs on credit facility	(3,087)	—
Payment of employee taxes related to equity awards	(15,848)	(12,001)
Proceeds from contributions to employee stock purchase plan	1,144	1,300
Net cash used in financing activities	(99,362)	(309,880)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	62	1
Net (decrease) increase in cash, cash equivalents, and restricted cash	(48,121)	65,018
Cash, cash equivalents, and restricted cash, beginning of year	162,314	97,296
Cash, cash equivalents, and restricted cash, end of year	$114,193	$162,314

Cash and cash equivalents	$112,238	$162,314
Restricted cash included within other noncurrent assets	1,955	—
Total cash, cash equivalents, and restricted cash	$114,193	$162,314

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$55,490	$40,449
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$681	$249

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands)

Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing, and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended			Three Months Ended
	December 31, 2025			December 31, 2024
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$241,522	$(7,191)	$234,331	$234,999	$(8,791)	$226,208
Gross profit	$76,881	$7,191	$84,072	$63,432	$8,791	$72,223
Sales and marketing	$17,987	$(6,687)	$11,300	$15,616	$(6,974)	$8,642
General and administrative	$43,672	$(20,921)	$22,751	$32,029	$(15,094)	$16,935

Expressed as a Percentage of Revenue
Gross margin	24.1%	2.3%	26.4%	21.3%	2.9%	24.2%
Sales and marketing	5.6%	(2.1)%	3.5%	5.2%	(2.3)%	2.9%
General and administrative	13.7%	(6.6)%	7.1%	10.7%	(5.1)%	5.7%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2025			December 31, 2024
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$984,177	$(35,332)	$948,845	$913,858	$(36,799)	$877,059
Gross profit	$304,484	$35,332	$339,816	$253,363	$36,799	$290,162
Sales and marketing	$72,113	$(30,702)	$41,411	$63,948	$(30,490)	$33,458
General and administrative	$147,094	$(65,833)	$81,261	$121,960	$(60,841)	$61,119

Expressed as a Percentage of Revenue
Gross margin	23.6%	2.7%	26.4%	21.7%	3.2%	24.9%
Sales and marketing	5.6%	(2.4)%	3.2%	5.5%	(2.6)%	2.9%
General and administrative	11.4%	(5.1)%	6.3%	10.4%	(5.2)%	5.2%

Note: percentages shown in the table may not cross foot due to rounding.

Adjusted Earnings Per Diluted Share Calculation
The following table provides a reconciliation of net income to Adjusted Earnings Per Diluted Share for each of the periods presented:

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Income	$12,485	$10,532	$58,520	$54,336
Add:
Stock-based compensation	34,799	30,859	131,867	128,130
Income tax effect of non-GAAP adjustment	(4,390)	(3,993)	(20,253)	(26,010)
Adjusted Net income	$42,894	$37,398	$170,134	$156,456

Diluted Shares	89,464,571	88,914,595	89,861,843	95,448,357
Adjusted Earnings Per Diluted Share	$0.48	$0.42	$1.89	$1.64

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation
The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net income[1]	$12,485	$10,532	$58,520	$54,336
Add:
Depreciation and amortization	1,367	868	4,948	3,175
Stock‑based compensation expense[1]	34,799	30,859	131,867	128,130
Interest and other income, net	(2,632)	(1,871)	(10,155)	(15,747)
Provision for income taxes	5,369	7,126	36,912	28,866
Adjusted EBITDA	$51,388	$47,514	$222,092	$198,760

Revenue	$318,403	$298,431	$1,288,661	$1,167,221

Incremental Revenue vs. 2024			121,440

Incremental Adjusted EBITDA vs. 2024			23,332

Adjusted EBITDA Margin on Incremental revenue			19.2%

1. Includes impact of $7.7M to Stock-based compensation expense in the three- and twelve-month periods ending December 31, 2025 related to the previously disclosed departure of Progyny's president as of December 31, 2025 primarily due to the accelerated vesting of equity awards.

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending March 31, 2026 and Year Ending December 31, 2026

	Three Months Ending March 31, 2026		Year Ending December 31, 2026
(in thousands)	Low	High	Low	High

Revenue	$319,000	$332,000	$1,355,000	$1,405,000
Net Income	$20,800	$23,700	$95,400	$106,100
Add:
Depreciation and amortization	2,000	2,000	11,000	11,000
Stock-based compensation expense	21,000	21,000	85,000	85,000
Other income, net	(2,300)	(2,300)	(11,000)	(11,000)
Provision for income taxes	9,500	10,600	43,600	47,900
Adjusted EBITDA*	$51,000	$55,000	$224,000	$239,000

	Three Months Ending March 31, 2026		Year Ending December 31, 2026
($ in thousands)	Low	High	Low	High

Net Income	$20,800	$23,700	$95,400	$106,100
Add:
Stock-based compensation	21,000	21,000	85,000	85,000
Income tax effect of non-GAAP adjustment	(5,300)	(5,300)	(21,300)	(21,300)
Adjusted Net income*	$36,500	$39,400	$159,100	$169,800

Diluted Shares	87,000,000	87,000,000	87,000,000	87,000,000
Adjusted Earnings Per Diluted Share	$0.42	$0.45	$1.83	$1.95

* All of the numbers in the tables above reflect our future outlook as of the date hereof.  Net income, Adjusted Net Income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.

Assisted Reproductive Technology (ART) Cycles per Unique Female Utilizer

The following tables provide historical trend and guidance assumptions for average members, female utilization rate, and ART Cycles per Unique Female Utilizer for the full year and quarterly periods presented:

						Guidance Assumptions For:
						Year Ending December 31, 2026
	Year Ending December 31,					Low End as of	High End as of
	2021	2022	2023	2024 [1]	2025 [1]	2/27/2026[1]	2/27/2026[1]
Average Members	2,812,000	4,349,000	5,383,000	6,104,000[1]	6,419,000[1]	6,900,000[1,2]	6,900,000[1,2]

Female Utilization Rate	1.07%	1.03%	1.09%	1.07%	1.04%[2]	1.04%[2]	1.05%[2]

Female Unique Utilizers	30,053	44,600	58,596	65,077	66,773[2]	72,000[2]	72,500[2]

ART Cycles	28,413	42,598	58,013	61,114	65,006	66,600	69,100

ART Cycles per Unique Female Utilizer	0.95	0.96	0.99	0.94	0.93	0.93	0.95

Revenue ($ in millions)	$500.6	$786.9	$1,088.6	$1,167.2	$1,288.7	$1,355.0	$1,405.0

1 Calculations for 2024, 2025 and 2026 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
2 Calculations exclude activity from a large client whose program discontinued for 2025, but who allowed for an extended period of transition of care for certain members.

Quarterly ART Cycles per Unique Female Utilizer

	Three Months Ending				Year Ending
	March 31,	June 30,	September 30,	December 31,	December 31,
2022	0.50	0.55	0.56	0.58	0.96

2023	0.51	0.55	0.56	0.58	0.99

2024*	0.53	0.54	0.52	0.54	0.94

2025*	0.51	0.52	0.52	0.52	0.93

2026: Low End of Guidance Range	0.48E				0.93E

2026: High End of Guidance Range	0.49E				0.95E

*Calculations for 2024, 2025 and 2026 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
E indicates the estimated value assumed.